Exhibit 99.1

Contacts:

William (B.J.) Lehmann, J.D.	Lisa M. Wilson
President and Chief Operating Officer	In-Site Communications
Tel: (216) 431-9900	Tel: (917) 543-9932
bjlehmann@athersys.com	lwilson@insitecony.com
ATHERSYS REPORTS 2008 SECOND QUARTER RESULTS
Obesity and Stem Cell Programs Continue to Progress
Cleveland, OHIO, (August 6, 2008) — Athersys, Inc. (NASDAQ: ATHX) today announced its financial results for the quarter ended June 30, 2008.
Second Quarter Highlights and Recent Events Include:
•	Revenues of $0.8 million and a net loss of $4.1 million were recorded for the quarter ended June 30, 2008;

•
Significant progress toward goal of initiating Phase II clinical trial for ATHX-105, including clinical site identification and completion of ATHX-105 active pharmaceutical ingredient (API) manufacturing;

•	Clinical trials opened for enrollment for initial Phase I studies for MultiStem® for acute myocardial infarction (AMI) and Graft-versus-Host Disease (GvHD);

•	Company added to the Russell Microcap® Index in July 2008;

•	Three additional equity research analysts initiated coverage on the Company; and

•	Favorable capital position of $39.7 million in cash, cash equivalents and available-for-sale securities.
“We are pleased to have made substantial progress toward achieving our objective of initiating a Phase II clinical trial for ATHX-105 this year, and we are confident that we are on track to meet this goal. In addition, with the Phase I clinical trials now opened for our MultiStem program in AMI and GvHD, we look forward to accumulating the clinical data that will enable us to advance these programs through to the next phase of their development, along with progress we expect to achieve in other areas. Our strong cash position will allow us to continue to move our programs forward in a timely manner,” said Gil Van Bokkelen, Ph.D., Chairman and Chief Executive Officer. “Athersys’ placement in the Russell MicroCap Index along with research coverage by several industry brokerage firms gives us increased visibility and ongoing confidence that we are positioned to build shareholder value.”

Second Quarter Results
Revenues for the three months ended June 30, 2008 increased to $0.8 million from $0.7 million for the comparable period in 2007 due principally to an increase in license fee revenues during the second quarter of 2008. Net loss for the three months ended June 30, 2008 decreased to $4.1 million from $7.1 million for the comparable period in 2007 due principally to a decrease in stock compensation expense of $3.6 million, an increase of $0.9 million in clinical and preclinical development costs, a decrease in costs associated with our 2007 merger, and a decrease in net interest expense, accretion and other income during the second quarter of 2008.
As of June 30, 2008, cash, cash equivalents and available-for-sale securities totaled $39.7 million.
Conference Call
As previously announced, the Company will host a conference call today at 4:30 p.m. (Eastern Daylight Savings Time) to review the results. Gil Van Bokkelen, Chairman and Chief Executive Officer, and William (B.J.) Lehmann, President and Chief Operating Officer, will host the call. Investors and other interested parties are invited to listen to the conference call by dialing 800-273-1254 in the U.S. and Canada, 706-679-8592 from abroad, or via a live Internet broadcast on the Company’s website at www.athersys.com under the Investor Relations section.
A replay will be available for on-demand listening shortly after the completion of the call until 11:59 PM (Eastern Daylight Savings Time) on August 20th, 2008 at the aforementioned URL, or by dialing 800-642-1687 in the U.S. and Canada, or 706-645-9291 from abroad, and entering access code 56419772.
About Athersys, Inc.
Athersys is a biopharmaceutical company engaged in the discovery and development of therapeutic product candidates designed to extend and enhance the quality of human life. In addition to its lead product candidate, ATHX-105, the Company is developing other orally active pharmaceutical product candidates for the treatment of metabolic and central nervous system disorders. Athersys is also developing MultiStem®, a patented, adult-derived “off-the-shelf” stem cell product platform for multiple disease indications, including damage caused by myocardial infarction, bone marrow transplantation/oncology support, ischemic stroke and other indications.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These forward-looking statements relate to, among other things, the expected timetable for development of our product candidates, our growth strategy, and our future financial performance, including our operations, economic performance, financial condition, prospects, and other future events. We have attempted to identify forward-looking statements by using such words as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “will,” or other similar expressions. These forward-looking statements are only predictions and are largely based on our current expectations. A number of known and unknown risks, uncertainties, and other factors could affect the accuracy of these statements. Some of the more significant known risks that we face that could cause actual results to differ materially from those implied by forward-looking statements are the risks and uncertainties inherent in the process of discovering, developing, and commercializing products that are safe and effective for use as human therapeutics, including the uncertainty regarding market acceptance of our product candidates and our ability to generate revenues. These risks may cause our actual results, levels of activity, performance, or achievements to differ materially from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. Other important factors to consider in evaluating our forward-looking statements include: the possibility of delays in, adverse results of, and excessive costs of the development process; changes in external market factors; changes in our industry’s overall performance; changes in our business strategy; our ability to protect our intellectual property portfolio; our possible inability to realize commercially valuable discoveries in our collaborations with pharmaceutical and other biotechnology companies; our possible inability to execute our strategy due to changes in our industry or the economy generally; changes in productivity and reliability of suppliers; the success of our competitors and the emergence of new competitors; and our continued inclusion in the Russell Microcap Index and the continued coverage of us by equity research analysts. You should not place undue reliance on forward-looking statements contained in this press release, and we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.
(Tables Follow)

Athersys, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)

	June 30,	December 31,
	2008	2007
	(Unaudited)	(Note)

Assets
Cash, cash equivalents and available-for-sale securities	$39,716	$49,575
Other current assets	2,262	1,718
Equipment, net	434	387
Other long-term assets	474	545

Total assets	$42,886	$52,225

Liabilities and stockholders’ equity
Accounts payable and accrued expenses	$3,199	$2,810
Debt, current and long-term	—	1,784
Total stockholders’ equity	39,687	47,631

Total liabilities and stockholders’ equity	$42,886	$52,225

Note: The Condensed Consolidated Balance Sheet Data at December 31, 2007 has been derived from the audited financial statements as of that date.

Athersys, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2008	2007	2008	2007
Revenues
License fees	$453	$313	$843	$623
Grant revenue	323	410	725	979

Total revenues	776	723	1,568	1,602

Costs and expenses
Research and development	3,737	4,989	8,052	7,354
General and administrative	1,381	3,497	2,862	4,105
Depreciation	52	75	109	155

Total costs and expenses	5,170	8,561	11,023	11,614

Loss from operations	(4,394)	(7,838)	(9,455)	(10,012)
Other income	17	1,500	20	1,500
Interest income	286	175	742	222
Interest expense	(31)	(710)	(93)	(1,043)
Accretion of premium on convertible debt	—	(196)	—	(456)

Net loss	$(4,122)	$(7,069)	$(8,786)	$(9,789)

Preferred stock dividends	$—	$(284)	$—	$(659)

Deemed dividend resulting from induced conversion of convertible preferred stock	$—	$(4,800)	$—	$(4,800)

Net loss attributable to common stockholders	$(4,122)	$(12,153)	$(8,786)	$(15,248)

Basic and diluted net loss per common share attributable to common stockholders	$(0.22)	$(2.53)	$(0.46)	$(5.99)
Weighted average shares outstanding, basic and diluted	18,927,988	4,800,760	18,927,988	2,547,265
See accompanying notes to unaudited condensed consolidated financial statements.